                                                                     Exhibit 8.1

                  Form of Burns & Levinson LLP Opinion Letter

Shareholders of USTeleCenters, Inc.

Ladies and Gentlemen:

               You have requested our opinion regarding the discussion of the material U.S. federal income tax consequences under the captions "JOINT PROXY STATEMENT/VIEW TECH PROXY STATEMENT/PROSPECTUS SUMMARY--THE JOINT PROXY
PROPOSAL: THE MERGER--Certain Federal Tax Consequences" and "THE JOINT PROXY PROPOSAL--THE MERGER--Certain Federal Tax Consequences" in the Joint Proxy Statement/View Tech Proxy Statement/Prospectus which will be included in the Registration Statement on Form S-4 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of USTeleCenters, Inc. with and into View Tech Acquisition, Inc., a wholly-owned subsidiary of View Tech, Inc. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-B under the Securities Act.

               In rendering our opinion, we have reviewed the Registration Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1996, as amended, Treasury Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

               Based upon the foregoing, it is our opinion that the statements made under the captions "JOINT PROXY STATEMENT/VIEW TECH PROXY STATEMENT/PROSPECTUS SUMMARY--THE JOINT PROXY PROPOSAL: THE MERGER--Certain Federal Tax Consequences" and "THE JOINT PROXY PROPOSAL--THE MERGER--Certain Federal Tax Consequences" in the Joint Proxy Statement/View Tech Proxy Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects. There can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

               This opinion is being furnished solely to the shareholders of USTelecenters, Inc. in connection with the Registration Statement. You may rely upon and refer to the foregoing opinion in the Registration Statement.
Any variation or difference in the facts from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein.

               We hereby consent to the use of our name under the captions "JOINT PROXY STATEMENT/VIEW TECH PROXY STATEMENT/PROSPECTUS SUMMARY--THE JOINT PROXY PROPOSAL: THE MERGER-Certain Federal Tax Consequences" and "THE JOINT PROXY PROPOSAL--THE MERGER--Certain Federal Tax Consequences" in the Joint Proxy Statement/View Tech Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                BURNS & LEVINSON LLP



                                By: